EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2005

Central Parking Corporation

(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction	001-13950 (Commission	62-1052916 (IRS Employer
of incorporation)	File Number)	Identification No.)

2401 21st Avenue South, Suite 200 Nashville, TN (Address of principal executive offices)	37212 (Zip Code)

Registrant’s telephone number, including area code

(615) 297-4255

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
EX-99.1 PRESS RELEASE 03/14/05
EX-99.2 PRESS RELEASE 03/14/05

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

On March 14, 2005, Central Parking announced the resignation of Mark Shapiro as chief financial officer. The Company named Jeff Heavrin, its Vice President – Controller and Chief Accounting Officer, to serve as the Chief Financial Officer on an interim basis. Before joining the Company in December 2002, Mr. Heavrin held positions of increasing responsibility with Deloitte Touche and served as controller of Service Merchandise Corporation. He has eight years of public accounting experience and is a certified public accountant. He graduated from the University of Louisville with degrees in both Accounting and Finance.

A press release dated March 14, 2005 is attached to this Report as Exhibit 99.1.

Item 8.01 Other Events.

On March 14, 2005, Central Parking announced that its Board of Directors has retained Morgan Stanley as its exclusive financial advisor to assist the Company in evaluating various strategic alternatives in order to maximize shareholder value.

A press release dated March 14, 2005 is attached to this Report as Exhibit 99.2.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Number	Exhibit
99.1	Press Release dated March 14, 2005.

99.2	Press Release dated March 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
/s/ Jeff Heavrin
Jeff Heavrin, Vice President

Date: March 15, 2005

Exhibit Index

Exhibit No.
99.1	Press release dated March 14, 2005.

99.2	Press release dated March 14, 2005.